     As filed with the Securities and Exchange Commission on June 21, 2001

                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 ---------------

                               ARTISTDIRECT, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       95-4760230
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                       5670 WILSHIRE BOULEVARD, SUITE 200
                              LOS ANGELES, CA 90036
               (Address of principal executive offices) (Zip Code)

                                 ---------------

                         1999 EMPLOYEE STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                 ---------------

                                JAMES B. CARROLL
                             CHIEF FINANCIAL OFFICER
                               ARTISTDIRECT, INC.
                       5670 WILSHIRE BOULEVARD, SUITE 200
                              LOS ANGELES, CA 90036
                     (Name and address of agent for service)
                                 (323) 634-4000
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                             Proposed         Proposed
              Title of                                        Maximum          Maximum
             Securities                      Amount           Offering        Aggregate          Amount of
               to be                          to be            Price           Offering         Registration
             Registered                   Registered(1)     per Share(2)       Price(2)             Fee
             ----------                   --------------    ------------      ---------         ------------
1999 Employee Stock Option Plan           755,922 shares        $.63           $476,231             $120
Common Stock, $0.01 par value

1999 Employee Stock Purchase Plan         377,961 shares        $.63           $238,116             $ 60
Common Stock, $0.01 par value
------------------------------------------------------------------------------------------------------------

                                                            Aggregate Registration Fee              $180

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Employee Stock Option Plan or the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on June 20, 2001, as reported by the Nasdaq National
         Market.

================================================================================

         Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,133,883 shares of Common Stock of the Registrant for issuance under the 1999 Employee Stock Option Plan and 1999 Employee Stock Purchase Plan (the "Plans"). The contents of the prior Registration Statement relating to the Plans, File No. 333-53208 is incorporated herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  ARTISTdirect, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001 and further amended on Form 10-K/A filed with the Commission on April 30, 2001; and

         (b) The Registrant's Registration Statement No. 000-30063 on Form 8-A12G filed with the Commission on March 22, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Number     Exhibit
--------------     -------

   5               Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1            Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
   23.2            Consent of KPMG LLP, independent auditors, with respect to
                   ARTISTdirect, Inc. and subsidiaries.
   24              Power of Attorney.  Reference is made to the Signature Pages of this Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 21st day of June, 2001.

                                       ARTISTDIRECT, INC.


                                       By /s/ MARC P. GEIGER
                                          -----------------------------------
                                              Marc P. Geiger
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of ARTISTdirect, Inc., a Delaware corporation, do hereby constitute and appoint Marc P. Geiger and James B. Carroll, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                      Title                                     Date
---------                      -----                                     ----
/S/ MARC P. GEIGER             Chief Executive Officer and           June 21, 2001
-----------------------------  Chairman of the Board of Directors
    Marc P. Geiger             (Principal Executive Officer)


/S/ DONALD P. MULLER           President, ARTISTdirect Agency        June 21, 2001
-----------------------------  and Kneeling Elephant Records, and
    Donald P. Muller           Director




Signature                      Title                                    Date
---------                      -----                                    ----
/s/ KEITH YOKOMOTO             Chief Operating Officer, President    June 21, 2001
-----------------------------  and Director
    Keith Yokomoto


/s/ JAMES B. CARROLL           Executive Vice President and          June 21, 2001
-----------------------------  Chief Financial Officer (Principal
    James B. Carroll           Financial and Accounting Officer)



/s/ ALLEN D. LENARD            Director                              June 21, 2001
-----------------------------
    Allen D. Lenard



/s/ CLIFFORD H. FRIEDMAN       Director                              June 21, 2001
-----------------------------
    Clifford H. Friedman



/s/ STEPHEN KRUPA              Director                              June 21, 2001
-----------------------------
    Stephen Krupa



/s/ RICK RUBIN                 Director                              June 21, 2001
-----------------------------
    Rick Rubin



/s/ BENJAMIN MOODY             Director                              June 21, 2001
-----------------------------
    Benjamin Moody



/s/ DARA KHOSROWSHAHI          Director                              June 21, 2001
-----------------------------
    Dara Khosrowshahi

                                  EXHIBIT INDEX


Exhibit Number     Exhibit
--------------     -------

   5               Opinion and consent of Brobeck, Phleger & Harrison LLP.

   23.1            Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.

   23.2 Consent of KPMG LLP, independent auditors, with respect to ARTISTdirect, Inc. and subsidiaries.

   24 Power of Attorney. Reference is made to the Signature Pages of this Registration Statement.